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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our reports dated:

     REPORT DATE:             FINANCIAL STATEMENTS OF:
     -----------              -----------------------

     May 30, 1997             The Orlando Predators Entertainment, Inc.

     May 30, 1997             Orlando Predators, a Division of Orlando
                              Predators, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this SB-2 Registration Statement.


                                       /s/ AJ. ROBBINS, P.C.
                                       -----------------------------------
                                       AJ. ROBBINS, P.C.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                         AND CONSULTANTS

DENVER, COLORADO
JULY 18, 1997